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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-56006) pertaining to the Allegiance Retirement Plan for Union Employees of Hayward, California of our report dated May 15, 2003, with respect to the financial statements and schedule of the Allegiance Retirement Plan for Union Employees of Hayward, California included in this Transition Report (Form 11-K) for the six months ended December 31, 2002.

                                                          /s/ Ernst & Young LLP

Columbus, Ohio
June 27, 2003